UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 27, 2010

The Travelers Companies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-10898	41-0518860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

485 Lexington Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

(917) 778-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On October 27, 2010, The Travelers Companies, Inc. (the “Company”) entered into an Underwriting Agreement (the “Agreement”) with Goldman, Sachs & Co., Wells Fargo Securities, LLC, Barclays Capital Inc. and J.P. Morgan Securities LLC, as the representatives for the several underwriters named in Schedule 1 of the Agreement, for the issuance and sale by the Company of $500,000,000 aggregate principal amount of the Company’s 3.90% Senior Notes due 2020 and $750,000,000 aggregate principal amount of the Company’s 5.35% Senior Notes due 2040 (collectively, the “Notes”). The foregoing description is qualified by reference to the Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated by reference herein. Further information concerning the Notes and related matters is set forth in the Company’s Prospectus Supplement, dated October 27, 2010, which was filed with the Securities and Exchange Commission on October 28, 2010.

The Agreement is not intended to provide factual information or other disclosure other than with respect to the terms of the Agreement itself, and you should not rely on it for that purpose. In particular, any representations and warranties made by us in the Agreement were made solely within the specific context of the Agreement and may not describe the actual state of affairs as of the date they were made or at any other time.

Item 9.01. Financial Statements and Exhibits.

(d)               Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated October 27, 2010

5.1	Opinion of Simpson, Thacher & Bartlett LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2010	THE TRAVELERS COMPANIES, INC.

	By:	/s/ Matthew S. Furman
Name: Matthew S. Furman
Title: Senior Vice President